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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
NAME                                                          STATE OF INCORPORATION
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
SuperShuttle Arizona, Inc. .................................         Arizona
SuperShuttle DFW, Inc. .....................................          Texas
SuperShuttle of San Francisco, Inc. ........................        California
SuperShuttle Franchise Corporation..........................         Delaware
Tamarack Transportation, Inc. dba SuperShuttle Los
  Angeles...................................................        California
Preferred Transportation, Inc. dba SuperShuttle Orange
  County....................................................        California
Southern Shuttle Services, Inc. dba SuperShuttle Miami......         Florida
AAA Wheelchair Wagon Services, Inc. ........................         Florida
Limousines of South Florida, Inc.(1)........................         Florida
Wheelchair Ambulance of Hollywood, Inc. ....................         Florida
A1A Snowbird Leasing, Inc. .................................         Florida
Shuttle Express, Inc.(1) dba SuperShuttle Baltimore.........         Maryland
Shuttle Associates, LLC dba SuperShuttle New York...........         New York
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(1) The Company owns a fifty percent (50%) equity interest in its Baltimore operation, which is also subject to a franchise agreement with the Company.
    The Company also has a right of first refusal with respect to the sale thereof.